Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2020, relating to the consolidated financial statements of Daré Bioscience, Inc. and Subsidiaries (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern) included on Form 10-K for the year ended December 31, 2019.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
March 30, 2020